                              CONSULTING AGREEMENT
                              --------------------

  THIS AGREEMENT is made and dated for reference the 1st day of January, 2001.

             DYNAMOTIVE TECHNOLOGIES CORPORATION
             -----------------------------------
             105-1700 West 75th Avenue,
             Vancouver, British Columbia V6P 6G2

                                                                 (the "Company")

AND

             Hebblewhite Investments Limited
             The Eurolife Building
             PO Box 233
             1 Corral Road
             Gibraltar
                                                              (the "Consultant")

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges the parties hereto agree as follows:

                                     PART 1

                                   APPOINTMENT
                                   -----------

1.01 The Company appoints the Consultant and the Consultant accepts the appointment, who in turn agrees to provide the services of Mr Stephen Edward Ives of Cottars, St. Leonards Hill, Windsor, Berkshire, SL4 4AL, England, to act as Chief Financial Officer, ("Appointment") upon the terms and conditions of this Agreement and the Consultant agrees to diligently and faithfully carry out and perform its duties and obligations described in this Agreement and ensure that Mr Ives also complies with these terms.

                                     PART 2

                                TERM OF AGREEMENT
                                -----------------

2.01 This Agreement shall commence on January 1, 2001 and shall continue until June 31, 2002.

                                     PART 3

                                    NO AGENCY
                                    ---------

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3.01 Except as specifically provided in this Agreement or authorized by the
Company in writing, the Consultant shall not be deemed to be the agent of the Company and shall not be authorized or entitled to contract on behalf of or bind the Company in any dealings with third parties with the exception that as Chief Financial Officer, Dynamotive Corporation, the Consultant may enter into contracts or bind the Company within the authority granted to the Consultant by a resolution approved by the Board of Directors of the Company, from time to time.

                                     PART 4

                            DUTIES OF THE CONSULTANT
                            ------------------------

4.01 In consideration of the Consulting Fee, the Consultant agrees to provide the services of Mr Ives to carry out and perform the duties and responsibilities in respect to the Appointment that would normally be expected in an organization of the size and nature of the Company and such other services as the Company may from time to time require in connection with the services named herein.

                                     PART 5

                                 CONSULTING FEE
                                 --------------

5.01 In consideration of the performance by the Consultant of its obligations under this Agreement, the Company shall pay to the Consultant, an annual consulting fee of U.S. $135,000 ("Base Consulting Fee") payable in Common Shares on the basis of 15,000 shares at the end of each month having an agreed value of $0.75 per share, during the first 12 months of the agreement. For the balance of 6 months and not less than 30 days prior to the anniversary of this agreement any party can declare cash payment. If Cash Payment is not declared, the shares shall be valued at the resultant of the simple average of the closing bid price for 20 consecutive days prior to the declaration date. If a cash basis is adopted the consultant shall invoice the Company monthly. For the first 12 months this contract shall be deemed sufficient evidence for the issuance of the shares due.

                                     PART 6

                           EXPENSES AND DISBURSEMENTS
                           --------------------------

6.01 In addition to the Consulting Fee the Company shall pay to the Consultant within thirty (30) days after receipt by the Company of invoices therefor, the full amount of all reasonable expenses, disbursements and out-of-pocket costs incurred by the Consultant on behalf of the Company in performing its duties under this Agreement.

                                     PART 7

                             INDEPENDENT CONTRACTOR
                             ----------------------

7.01 Nothing in this Agreement shall create an employment relationship between the Company and the Consultant and it is hereby understood and agreed that the Consultant is and

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will at all times be an independent contractor in respect to this Agreement.

                                     PART 8

                               STEPHEN EDWARD IVES
                               -------------------

8.01 It is understood that and agreed that the Company has entered into this Agreement by assurances and representations that the particular talents of Stephen E. Ives will be available to the Company on a part time basis. In the event that Mr. Ives shall become physically or mentally incapacitated for any reason whatsoever, shall leave the employment of or sell his interest in or resign his position with the Consultant, then the Company shall have the right to forthwith terminate this Agreement upon (30) days notice in writing to the Consultant.

                                     PART 9

                                 CONFIDENTIALITY
                                 ---------------

9.01 The Consultant shall not, either during the term of its appointment or at any time thereafter, disclose to any person, firm or corporation any information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to its Appointment hereunder or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company. A non-Disclosure Agreement attached hereto is an integral part of this Agreement and is attached as Schedule A.

                                     PART 10

                                   TERMINATION
                                   -----------

10.01 Either party may give 30 days written notice of intention to terminate this Agreement clause which shall terminate accordingly but the Company shall remain liable for all payments and share issues due throughout the term of this contract (i.e. 18 months).

                                     PART 11

                             NO FURTHER OBLIGATIONS
                             ----------------------

11.01 Notwithstanding this Agreement and subject to sections 8.01 and 9.01, either party shall be free to develop other business opportunities and technology on its own or with other groups, partners, associates and consultants, without obligation to include the other party in such technology and projects.

                                     PART 12

12.01 In the event of termination of this Agreement, the Consultant agrees not to accept employment with any person, company, partnership or other business enterprise which is directly competing in any of the Company's businesses at the time of termination nor will the Consultant

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otherwise independently compete in all cases for a period of one year from the date of termination of this Agreement.

                                     PART 13

                            TERMINATION UPON DEFAULT
                            ------------------------

13.01 In addition to Parts 8, 9 and 10 the Company shall be entitled to terminate this Agreement upon ten (10) days notice in writing to the Consultant in the event that any of the following events of default have occurred:

     (a) the Consultant shall be in default in the observance or performance of any term or condition of this Agreement required to be done, observed or performed by the Consultant and the default continues for a period of thirty (30) days following receipt of written notice of such default from the Company;

     (b) an order shall be made or resolution passed or petition filed for the winding-up of the Consultant; and

     (c) the Consultant shall commit or threaten to commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under the Bankruptcy Act or a general assignment in favour of its creditors, or if a bankruptcy petition shall be filed or presented against the Consultant.

                                     PART 14

                                     NOTICE
                                     ------

14.01 Any notice required to be given hereunder by any party shall be given or made in writing and either delivered personally or sent by registered mail, postage prepaid, addressed to the Company at:

                              105-1700 West 75th Avenue,
                              Vancouver, B.C.  V6P 6G2

or addressed to the Consultant at:

                              Cottars, St, Leonards Hill
                              Windsor, Berkshire SL4 4AL
                              England

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or to such other address at which any of the parties hereto may from time to time notify the others in writing. The time of giving or making such notice shall be, if delivered, when delivered, and if mailed, then on the fifth (5th) business day after the day of mailing thereof.

                                     PART 15

                                    ENUREMENT
                                    ---------

15.01 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns.

                                     PART 16

                                   ASSIGNMENT
                                   ----------

16.01 Neither party to this Agreement shall be entitled to assign its benefits, interests or obligations under this Agreement without the written consent of the other party hereto.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as set out below.

DYNAMOTIVE TECHNOLOGIES CORPORATION


Per:/s/ Richard Lin
   ---------------------------


STEPHEN E. IVES


Per:/s/ Stephen E. Ives
    ---------------------------
    Authorized Signatory